Exhibit 32.2

CERTIFICATION

PURSUANT TO 18

U.S.C. SECTION

1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Milestone Scientific Inc. (“Milestone”) on Form 10-K for the period ending December 31, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joseph D’Agostino, Chief Financial Officer of Milestone, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of Milestone.

Date March 30, 2020

/s/ Joseph D’Agostino

 Joseph D’Agostino

 Chief Operating Officer

 Chief Financial Officer

(Principal Financial Officer)

A signed original of this certification has been provided to Milestone and will be retained by Milestone and furnished to the Securities and Exchange Commission or its staff upon request.